Exhibit 99
NEWS RELEASE

                                                           For Immediate Release
                                                                 October 9, 2003

For Further Information Contact:
Charles R. Hageboeck, CFO
(304) 769-1102

                  City Holding Company Announces Redemption of
             All Outstanding Shares of City Holding Capital Trust II

Charleston, West Virginia - City Holding Company, "the Company" (NASDAQ:CHCO; NASDAQ:CHCOP), a $2 billion bank holding company headquartered in Charleston, today announced that the Board of Directors of the Company has authorized repayment of its 9.125% Junior Subordinated Deferrable Interest Debentures, Series B, issued by City Holding Company and held by City Holding Capital Trust
II. In turn, City Holding Capital Trust II will repay its 9.125% Capital Securities traded on the NASDAQ exchange under the symbol (NASDAQ:CHCOP) on November 7, 2003. These securities were issued on October 27, 1998 and are callable in whole any time after October 31, 2003. The Company has received all required regulatory approvals as well as authorization by the Office of the Comptroller of the Currency for City National Bank of West Virginia (the Company's primary subsidiary) to pay a $57.5 million dividend to the Company to fund the redemption of the securities.

During the fourth quarter of 2003, the Company will incur a $2.250 million charge, or $0.08 per share, to fully amortize issuance costs that were incurred in 1998 and were being amortized over the original 30 year life of the securities. The Company anticipates that repayment of these securities will contribute $0.13 per share in earnings in 2004.

At the time these securities were issued, the Company was focused on growth through a large merger with Horizon Bancorp, Inc., growth in its specialty finance division City Mortgage Services, and growth in its California banking operations. Total Assets at December 31, 1998 were $2.7 million. Since that time, the Company has refocused its business strategy on serving customers within its West Virginia geographic footprint and total assets have decreased to $2.0 billion. Equity capital at September 30, 2003 was $183.5 million, and the Company had significantly more regulatory capital than banking regulators require to be considered "Well-Capitalized". In fact, even after the Company repays the $57.5 million in debt, it will remain "Well-Capitalized" as defined by the banking regulators. This is demonstrated by the information provided in the following table:


                                                       9/30/2003
                                                Without $57.5MM        "Well
                                   9/30/2003    In Trust Pref Debt  Capitalized"
                                   ---------------------------------------------

Average Equity/Average Assets       9.22%
Leverage Ratio                     11.50%                 9.96%             5%
Tier I Capital Ratio               13.58%                11.76%             6%
Total Risk-based Capital Ratio     16.58%                13.15%            10%


Earlier this month, the Company announced that it had declared a fourth quarter dividend of $0.20 per common share payable on October 31, 2003, to shareholders of record on October 15, 2003. The Company also announced that it would pay current dividends on the Company's 9.125% Capital Securities issued by the Company's wholly-owned subsidiary, City Holding Capital Trust II payable on October 31, 2003 to shareholders of record as of October 16, 2003. Redemption of the 9.125% Capital Securities issued by City Holding Capital Trust II will be made on November 7, 2003 together with accrued interest from October 31, 2003.

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may not benefit from repayment of the debt to the extent that it currently anticipates, (2) the Company may face adverse earnings or loan losses resulting in lower capital ratios than the Company currently anticipates, (3) the Company may repurchase common shares or trust preferred securities reducing regulatory capital ratios. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.